July 17, 2015
Robert H. Swan

Dear Robert:
You are scheduled to be separated at 11:59pm Pacific Daylight Time on the day of the legal separation of PayPal Holdings, Inc. from eBay Inc. ("Separation Date"). This letter agreement ("Separation Agreement" or “Agreement”) sets forth the severance benefits for which you are eligible if you sign this Separation Agreement. Please note that the Separation Agreement contains a release of claims against eBay Inc. (“eBay” or the “Company”).

1.
SEPARATION. Soon after your Separation Date, the Company will pay you all accrued salary, subject to standard payroll deductions and withholdings, earned through the Separation Date. You will also be paid all accrued and unused vacation time earned through the Separation Date, subject to standard payroll deductions and withholdings, and any ESPP contributions withheld thus far for the current purchase period (if applicable). You are entitled to these payments regardless of whether you sign this Agreement.

The following Severance terms were granted by the Compensation Committee of the Board of Directors of eBay Inc.:

2.
SEVERANCE. The Company will make a severance payment to you in the form of a lump sum payment in the amount of $3,825,000 which is equivalent to two times your annual base salary and two times your annual eIP target opportunity, subject to standard deductions and withholdings and less any sums owing to the Company. You will receive this payment within 30 days of the latter of the Separation Date or the Effective Date (see item 19).

3.
BONUS. You are eligible to receive a pro-rated eIP bonus payment based on the financial performance against the 2015 eIP goals established by the Compensation Committee of the Board of Directors of eBay Inc. for selected departing executives.  This amount is $1,072,716. You will receive this payment within 30 days of the latter of the Separation Date or the Effective Date (see item 19).

4.
STOCK OPTIONS AND RESTRICTED STOCK UNITS. 100% of all outstanding and unvested awards of stock options shall become vested immediately prior to the time of the distribution by eBay Inc. to its shareholders of 100% of the outstanding shares of the common stock of PayPal Holdings, Inc. (the “Distribution Time”) on the Separation Date. 100% of all outstanding and unvested awards of restricted stock units shall become vested immediately after the Distribution Time on the Separation Date(but in any event on or prior to 11:59 p.m. Pacific Daylight Time). In addition, for stock options that were granted in calendar years 2013, 2014 and 2015, the period to exercise these options will be extended from 90 days after the Separation Date to 36 months from the Separation Date. For stock options that were granted in calendar year 2012, the period to exercise these options will be extended from 90 days after the Separation Date to 12 months from the Separation Date.

5.
ACCELERATED VESTING OF PERFORMANCE BASED RESTRICTED STOCK UNIT AWARDS FOR THE 2013-2014 PERIOD. Any outstanding and unvested performance based restricted stock units that were issued for performance in the 2013-2014 performance cycle shall become vested immediately after the Distribution Time on the Separation Date (but in any event on or prior to 11:59 p.m. Pacific Daylight Time).

6.
ACCELERATED VESTING OF PERFORMANCE BASED RESTRICTED STOCK UNIT AWARDS FOR THE 2014-2015 PERIOD. The Compensation Committee has determined that PBRSUs shall be granted at 84% of target for the 2014-2015 PBRSU cycle.  Such shares shall be vested immediately after the Distribution Time on the Separation Date (but in any event on or prior to 11:59 p.m. Pacific Daylight Time).

7.
DETERMINATION AND ACCELERATED VESTING OF 2015-2016 PERFORMANCE BASED RESTRICTED STOCK UNIT AWARDS.  The Compensation Committee has determined that PBRSUs shall be granted at 200% of target for the 2015-2016 PBRSU cycle.  Such shares shall be vested immediately after the Distribution Time on the Separation Date (but in any event on or prior to 11:59 p.m. Pacific Daylight Time).

8.
PERFORMANCE SHARE UNIT AWARDS. The Company will review performance of the Company’s total shareholder return (“TSR”) for the 2015 tranche of Performance Share Units (“PSUs”) in accordance with the terms and conditions of the awards, and such PSUs will either vest immediately after the Distribution Time on the Separation Date (but in any event on or prior to 11:59 p.m. Pacific Daylight Time) or expire without vesting depending on the Company’s TSR relative to the median TSR for eBay’s 2012 peer group. In the event that the Separation Date occurs prior to the end of 2015, for the tranche that could otherwise vest at the end of 2015, the Company will review TSR using the average closing price of a share of common stock of the Company for the 20 consecutive trading days ending on (and including) the last day that is immediately prior to the Separation Date in lieu of the 20 consecutive trading days ending on (and including) the last day of 2015. Based on the whether the Company’s TSR (comparing both the period from January 1, 2015 through the day prior to the Separation Date and the period from January 1, 2012 through the day prior to the Separation Date) exceeds the median TSR for eBay’s 2012 peer group for the same respective period, the PSUs will either vest immediately after the Distribution Time on the Separation Date (but in any event on or prior to 11:59 p.m. Pacific Daylight Time) or expire without vesting. In the event that the Separation Date occurs prior to the end of 2015, the tranche that could otherwise vest for the 2016 performance period will be forfeited even if you continue as a Board member of the Company or PayPal Holdings, Inc. following the Separation Date. In the event that the Separation Date occurs following the end of 2015 but prior to the end of 2016, the determination of whether the 2016 tranche of PSUs will become vested will be treated in the same manner as the 2015 tranche above. In all events, any vested PSUs (after tax withholdings) must be retained by you and may not be sold until on or after December 31, 2017.

9.
HEALTH COVERAGE. As provided by the federal COBRA law and by the Company's current group health plan, you will be eligible to continue your health coverage following the Separation Date.  You are entitled to COBRA coverage whether or not you sign this Separation Agreement.  Your current health coverage is paid through midnight on the last day of the calendar month in which you terminate. You will be provided with a separate notice of your COBRA rights.

10.
DIRECTORS AND OFFICERS INSURANCE. Prior to the Legal Day One, eBay shall obtain and fully pay for a directors and officers liability run-off insurance policy in each case for claims made after Legal Day One covering wrongful acts that have occurred prior to and through the Legal Day One and arising out of or relating to eBay Inc., with a policy period of at least six (6) years from and after the Legal Day One, covering any persons who, as of or at any time prior to Legal Day One, are or have been directors or officers of eBay or any other member of the eBay Group. Such directors and officers liability run-off insurance policy shall be consistent in all material respects with the directors and officers liability insurance policy maintained by eBay as of the Legal Day One (except for the policy period and provisions excluding coverage for wrongful acts occurring after the Legal Day One).

11.
OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive nor are you entitled to receive any additional compensation, severance or benefits after the Separation Date. You recognize and agree that your employment relationship with the Company is permanently and irrevocably severed and the Company has no obligation, contractual or otherwise, to hire, re-hire or re-employ you in the future. This section does not include compensation you are entitled to in your capacity as a member of the eBay Inc. Board of Directors.

12.
EXPENSE REIMBURSEMENTS. Within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting any and all authorized business expenses you incurred through the Separation Date for which you seek reimbursement. The Company will reimburse you for such expenses pursuant to its regular business practice.

13.
RETURN OF COMPANY PROPERTY. By the Separation Date or a date mutually agreed by you and the Company, you will return to the Company all Company documents (and all copies thereof) and other Company property and materials in your possession, or your control, including, but not limited to, Company files, laptop, Blackberry or iPhone, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof). The Company will provide you replacement devices (for you to keep) for those devices returned to the Company.

14.
PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligations under your Employee Proprietary Information and Inventions Agreement which include but are not limited to the obligation to refrain from any unauthorized use or disclosure of any confidential or proprietary information of the Company as well as the obligation to not solicit (directly or indirectly) eBay Inc. employees for a period of one year (12 months). Failure to comply with this provision shall be a material breach of this Agreement. A copy of your Employee Proprietary Information and Inventions Agreement is available upon request.

15.
NONDISPARAGEMENT. You agree not to disparage the Company, or the Company’s officers, directors, employees, shareholders and agents, affiliates and subsidiaries in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process. Failure to comply with this provision shall be a material breach of this Agreement.

16.
RELEASE OF CLAIMS. In consideration for the payments and other promises and undertakings contained in this Agreement to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, charges, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, which you assert or could assert against the Company at common law or under any statute, rule, regulation, order or law, whether federal, state or local, on any ground whatsoever, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation or other time off pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; any and all causes of action, including but not limited to actions for breach of contract, express or implied, breach of the covenant of good faith and fair dealing, express or implied, wrongful termination in violation of public policy, all other claims for wrongful termination and constructive discharge, and all other tort claims, including, but not limited to, intentional or negligent infliction of emotional distress, invasion of privacy, negligence, negligent investigation, negligent hiring, supervision or retention, assault and battery, false imprisonment, defamation, intentional or negligent misrepresentation, fraud, and any and all claims arising under any federal, state or local law or statute, including, but not limited to, the California Fair Employment and Housing Act; Business and Professions Code 17200; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Fair Labor Standards Act; the Employee Retirement and Income Security Act; the Americans with Disabilities Act, 42 U.S.C. § 1981; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Family and Medical Leave Act; the California Family Rights Act; the California Labor Code; the California Civil Code; the California Constitution; and any and all other laws and regulations relating to employment termination, employment discrimination, harassment or retaliation, claims for wages, hours, benefits, compensation, and any and all claims for attorneys’ fees and costs, inasmuch as is permissible by law and by the respective governmental enforcement agencies for the above-listed laws.

You further agree that you have been paid all undisputed wages due or earned, and as to any further alleged unpaid wages due, you agree that there is a bona fide and good-faith dispute as to whether such wages are due and based on this dispute and the consideration provided under the agreement, you release and waive any such claims.
This Agreement does not waive rights or claims under federal or state law that you cannot, as a matter of law, waive by private agreement, such as a right of indemnification under Labor Code Section 2802. Additionally, nothing in this Agreement precludes you from filing a charge or complaint with or participating in any investigation or proceeding before the Equal Employment Opportunity Commission. However, while you may file a charge and participate in any proceeding conducted by the Equal Opportunity Commission, by signing this Agreement, you waive your right to bring a lawsuit against the Company and waive your right to any individual monetary recovery in any action or lawsuit initiated by the Equal Employment Opportunity Commission.

17.
RELEASE OF UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby knowingly, intentionally, and expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against the Company.

18.
MISCELLANEOUS. This Agreement, including all exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, prior agreements and communications, whether oral or written, as to the specific subjects of this letter by and between you and the Company. This Agreement may not be modified or amended except in writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right, nor shall any waiver by the Company of any breach of this Agreement be a waiver of any preceding or succeeding breach. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

19.
I ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THIS WRITING, AS REQUIRED BY THE AGE DISCRIMINATION IN EMPLOYMENT ACT (ADEA) AND THE OLDER WORKERS’ BENEFIT PROTECTION ACT (OWBPA), THAT: (a) MY WAIVER AND RELEASE DO NOT APPLY TO ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE EXECUTION DATE OF THIS AGREEMENT; (b) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; (c) I HAVE TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT (ALTHOUGH I MAY CHOOSE TO VOLUNTARILY EXECUTE THIS AGREEMENT EARLIER); (d) I HAVE SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT BY THE PARTIES TO REVOKE THE AGREEMENT; AND (e) THIS AGREEMENT WILL NOT BE EFFECTIVE UNTIL THE DATE UPON WHICH THE REVOCATION PERIOD HAS EXPIRED, WHICH WILL BE THE EIGHTH DAY AFTER THIS AGREEMENT IS EXECUTED BY ME, PROVIDED THAT THE COMPANY HAS ALSO EXECUTED THIS AGREEMENT BY THAT DATE (“EFFECTIVE DATE”).

Upon acceptance of this Agreement, please sign below and return the executed original to me. Upon your signature below, this will become our binding agreement with respect to your separation from the Company and its terms merging and superseding in their entirety all other or prior agreements and communications, whether written or oral, by you and the Company as to the specific subjects of this Agreement.
eBay Inc.
By:    /s/ Marie Oh Huber
Marie Oh Huber
General Counsel, eBay Inc.

I UNDERSTAND AND AGREE TO THE TERMS CONTAINED IN THIS AGREEMENT AND INTEND, BY MY SIGNATURE BELOW, TO BE LEGALLY BOUND BY THOSE TERMS. I AM SIGNING THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE SEVERANCE BENEFITS DESCRIBED ABOVE:
/s/ Robert H. Swan                        Date: 08/02/2015
Robert H. Swan